COVER

(LETTERHEAD OF ATLANTA GAS LIGHT COMPANY APPEARS HERE)




July 10, 1997





Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549-1004

Re:    Atlanta Gas Light Company Rule 424(b) (3) Pricing
       Supplements Relating to Registration Statement on
       Form S-3, File No. 33-50233

Gentlemen:

Pursuant to Rule 424(b) (3), forwarded herewith on behalf of Atlanta Gas Light Company (the "Company"), are five Pricing Supplements dated July 10, 1997 which contain transaction specific information about the offering of securities in connection with a continuous offering of up to $300,000,000 aggregate principal amount of Medium Term Notes, Series C ( the "Notes"). The notes constitute a series of debt securities which have been registered under the Securities Act of 1933, as amended, pursuant to the above-referenced Registration Statement for sale to the public on a continuous or delayed basis in accordance with Rule 415.

The Pricing Supplements have been marked in the upper right hand corner to indicate the file number of the Registration Statement and to indicate that this filing is made pursuant to Rule 424 (b) (3) . The upper left hand corner of the Pricing Supplements sets forth the date of the related Prospectus and Prospectus Supplement.

Yours very truly,

/s/ C. C. Moore, Jr.

C. C. Moore, Jr.
Vice President and Treasurer

lb
Enclosures

                                                                  Rule 424(b)(3)
                                                       Registration No. 33-50233



PRICING SUPPLEMENT NO.  97-1, Dated July 10, 1997
To Prospectus Dated September 20, 1993 and Prospectus
Supplement Dated September 22, 1993


                            ATLANTA GAS LIGHT COMPANY
                           MEDIUM TERM NOTES, SERIES C


FIXED RATE NOTE

TRADE DATE:  July 10, 1997

PRINCIPAL AMOUNT:  $33,500,000.00             ORIGINAL ISSUE DATE: July 17, 1997

ISSUE PRICE (as per percentage of
             principal amount):  100%         MATURITY DATE: July 15, 2027

INTEREST RATE PER ANNUM:  7.30%               CUSIP NO.: 04775H CJ4

INTEREST PAYMENT DATES:  May 1 and November 1




X  The Notes cannot be redeemed
   prior to maturity.                       Original Issue Discount
                                            Yes    No  X
   The Notes may be redeemed
   prior to maturity.                       Total Amount of OID:____%
   See repayment provisions below
   under "Additional Terms"                 Yield to Maturity: _____%
                                            Initial Accrual Period: _____%



Presenting Agent:   Merrill Lynch and Company, as agent

Additional Terms:  NONE

                                                                  Rule 424(b)(3)
                                                       Registration No. 33-50233



PRICING SUPPLEMENT NO.  97-2, Dated July 10, 1997
To Prospectus Dated September 20, 1993 and Prospectus
Supplement Dated September 22, 1993


                            ATLANTA GAS LIGHT COMPANY
                           MEDIUM TERM NOTES, SERIES C


FIXED RATE NOTE

TRADE DATE:  July 10, 1997

PRINCIPAL AMOUNT:  $10,000,000.00             ORIGINAL ISSUE DATE: July 15, 1997

ISSUE PRICE (as per percentage of
             principal amount):  100%         MATURITY DATE: July 15, 2027

INTEREST RATE PER ANNUM:  7.30%               CUSIP NO.: 04775H CJ4

INTEREST PAYMENT DATES:  May 1 and November 1




X  The Notes cannot be redeemed
   prior to maturity.                       Original Issue Discount
                                            Yes    No  X
   The Notes may be redeemed
   prior to maturity.                       Total Amount of OID:____%
   See repayment provisions below
   under "Additional Terms"                 Yield to Maturity: _____%
                                            Initial Accrual Period: _____%



Presenting Agent:   Salomon Brothers Incorporated, as agent

Additional Terms:  NONE

                                                                  Rule 424(b)(3)
                                                       Registration No. 33-50233



PRICING SUPPLEMENT NO.  97-3, Dated July 10, 1997
To Prospectus Dated September 20, 1993 and Prospectus
Supplement Dated September 22, 1993


                            ATLANTA GAS LIGHT COMPANY
                           MEDIUM TERM NOTES, SERIES C


FIXED RATE NOTE

TRADE DATE:  July 10, 1997

PRINCIPAL AMOUNT:  $10,000,000.00             ORIGINAL ISSUE DATE: July 15, 1997

ISSUE PRICE (as per percentage of
             principal amount):  100%         MATURITY DATE: July 15, 2027

INTEREST RATE PER ANNUM:  7.30%               CUSIP NO.: 04775H CJ4

INTEREST PAYMENT DATES:  May 1 and November 1




X  The Notes cannot be redeemed
   prior to maturity.                       Original Issue Discount
                                            Yes    No  X
   The Notes may be redeemed
   prior to maturity.                       Total Amount of OID:____%
   See repayment provisions below
   under "Additional Terms"                 Yield to Maturity: _____%
                                            Initial Accrual Period: _____%



Presenting Agent:   Credit Suisse First Boston Corporation, as agent

Additional Terms:  NONE

                                                                  Rule 424(b)(3)
                                                       Registration No. 33-50233



PRICING SUPPLEMENT NO.  97-4, Dated July 10, 1997
To Prospectus Dated September 20, 1993 and Prospectus
Supplement Dated September 22, 1993


                            ATLANTA GAS LIGHT COMPANY
                           MEDIUM TERM NOTES, SERIES C


FIXED RATE NOTE

TRADE DATE:  July 10, 1997

PRINCIPAL AMOUNT:  $2,000,000.00             ORIGINAL ISSUE DATE: July 15, 1997

ISSUE PRICE (as per percentage of
             principal amount):  100%         MATURITY DATE: July 17, 2017

INTEREST RATE PER ANNUM:  7.20%               CUSIP NO.: 04775H CK1

INTEREST PAYMENT DATES:  May 1 and November 1




X  The Notes cannot be redeemed
   prior to maturity.                       Original Issue Discount
                                            Yes    No  X
   The Notes may be redeemed
   prior to maturity.                       Total Amount of OID:____%
   See repayment provisions below
   under "Additional Terms"                 Yield to Maturity: _____%
                                            Initial Accrual Period: _____%



Presenting Agent:   Merrill Lynch and Company, as agent

Additional Terms:  NONE

                                                                  Rule 424(b)(3)
                                                       Registration No. 33-50233



PRICING SUPPLEMENT NO.  97-5, Dated July 10, 1997
To Prospectus Dated September 20, 1993 and Prospectus
Supplement Dated September 22, 1993


                            ATLANTA GAS LIGHT COMPANY
                           MEDIUM TERM NOTES, SERIES C


FIXED RATE NOTE

TRADE DATE:  July 10, 1997

PRINCIPAL AMOUNT:  $20,000,000.00             ORIGINAL ISSUE DATE: July 15, 1997

ISSUE PRICE (as per percentage of
             principal amount):  100%         MATURITY DATE: July 17, 2017

INTEREST RATE PER ANNUM:  7.20%               CUSIP NO.: 04775H CK1

INTEREST PAYMENT DATES:  May 1 and November 1




X  The Notes cannot be redeemed
   prior to maturity.                       Original Issue Discount
                                            Yes    No  X
   The Notes may be redeemed
   prior to maturity.                       Total Amount of OID:____%
   See repayment provisions below
   under "Additional Terms"                 Yield to Maturity: _____%
                                            Initial Accrual Period: _____%



Presenting Agent:   Credit Suisse First Boston Corporation, as agent

Additional Terms:  NONE